                                                                     EXHIBIT 4.4

                               STOCK PURCHASE AGREEMENT

               THIS STOCK PURCHASE AGREEMENT (the "Agreement") is made as of the 22nd day of January, 1999, by and between VICAL INCORPORATED, a Delaware corporation (the "Company"), and PFIZER INC, a Delaware corporation ("Investor").

               THE PARTIES HEREBY AGREE AS FOLLOWS:

               1.   PURCHASE AND SALE OF STOCK.

               1.1 SALE AND ISSUANCE OF COMMON STOCK. Subject to the terms and conditions of this Agreement, Investor hereby purchases and the Company hereby sells and issues to Investor 317,969 shares (the "Shares") of Common Stock for the purchase price per share equal to 125% of the average of the closing prices reported by the Nasdaq National Market System for the fifteen
(15) consecutive trading days prior to, but not including, the Closing Date, for an aggregate purchase price of $6,000,000 (the "Purchase Price").

               1.2 CLOSING. The purchase and sale of the Common Stock shall take place at the offices of the Company, 9373 Towne Centre Drive, San Diego, California, at 10 A.M., on the date that the Collaborative Research and Option Agreement between the Company and Investor, dated the date hereof, becomes effective, or at such other times and places as the Company and Investor mutually agree upon, verbally or in writing (which times and places are designated as the "Closing"). At the Closing, the Company shall instruct its transfer agent, ChaseMellon Shareholder Services L.L.C., to deliver promptly to Investor a certificate representing the Common Stock which such Investor is purchasing against delivery to the Company by such Investor of a bank wire in same day funds in the amount of the Purchase Price therefor payable to the Company's order.

               1.3  DEFINITIONS.

               (a) The following terms, as used herein, have the following meanings:

               "Closing Date" means the date of the Closing.

               "Common Stock" means the Common Stock, par value $0.01 per share of the Company, together with the associated preferred stock purchase rights established pursuant to the Rights Agreement dated March 20, 1995 between the Company and ChaseMellon Shareholder Services L.L.C. as rights agent.

               "Material Adverse Effect" means a material adverse effect on the condition (financial or otherwise), business,assets, results of operations of a corporation and its subsidiaries taken as a whole.

               "1934 Act" means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

               "1933 Act" means the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

               "Person" shall mean an individual, corporation, partnership, trust, business trust, association, joint stock company, joint venture, pool, syndicate, sole proprietorship, unincorporated organization, governmental authority or any other form of entity not specifically listed herein.

               "SEC" shall mean the U.S. Securities and Exchange Commission.

               2. REPRESENTATIONS AND WARRANTIES OF THE COMPANY. The Company hereby represents and warrants to Investor that:

               2.1 ORGANIZATION, GOOD STANDING AND QUALIFICATION. The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and has all requisite corporate power and authority to carry on its business as now conducted. The Company is duly qualified to transact business and is in good standing in each jurisdiction in which the failure so to qualify would have a Material Adverse Effect.

               2.2 CAPITALIZATION. The authorized capital of the Company consists of:

               (a) PREFERRED STOCK. 5,000,000 shares of Preferred Stock, of which 40,000 shares have been designated Series A Participating Preferred Stock, par value $.01 per share. There are no shares of Series A
Participating Preferred Stock issued and outstanding.

               (b) COMMON STOCK. 40,000,000 shares of Common Stock, of which 15,836,028 shares were issued and outstanding on December 4, 1998.

               2.3 AUTHORIZATION. All corporate action on the part of the Company, its officers, directors and stockholders necessary for (i) the authorization, execution and delivery of this Agreement, (ii) the performance of all obligations of the Company hereunder and (iii) the authorization, issuance (or reservation for issuance) and delivery of the Common Stock being sold hereunder, to the extent that the foregoing requires performance on or prior to the Closing, has been taken and this Agreement constitutes the valid and legally binding obligation of the Company, enforceable against the Company in accordance with its terms.

               2.4 VALID ISSUANCE OF COMMON STOCK. The Common Stock purchased by the Investor hereunder has been duly and validly issued and is fully paid and nonassessable and, based in part upon the representations of the Investor in this Agreement, was issued in compliance with all applicable federal and state securities laws.

               2.5 SEC FILINGS. The Company has registered its Common Stock pursuant to Section 12 of the 1934 Act, and the Common Stock is quoted on the Nasdaq National Market. The Company has filed all forms, reports and documents required to be filed pursuant to the federal securities laws and the rules and regulations promulgated thereunder for a period of at least twelve (12) months immediately preceding the offer or sale of the Shares. The Company's filings with the SEC complied as of their respective filing dates, or in the case of registration statements, their respective effective dates, in all material respects with all applicable requirements of the 1933 Act and the 1934 Act and the rules and regulations promulgated thereunder. None of such filings, including, without limitation, any exhibits, financial statements or schedules included therein, at the time filed, or in the case of registration statements, at their respective filing dates, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

               2.6 LITIGATION. Except as disclosed in the Company's filings with the SEC, there is no action, suit or proceeding before or by any court or governmental agency or body, domestic or foreign, now pending or, to the knowledge of the Company, threatened, against or affecting the Company, or any of its properties, which might result in any material adverse change in the condition (financial or otherwise) or in the earnings, business affairs or business prospects of the Company, or which might materially and adversely affect the properties or assets thereof.

               2.7 NO DEFAULT. Except as disclosed in the Company's filings with the SEC, the Company is not in default in the performance or observance of any material obligation, agreement, covenant or condition contained in any indenture, mortgage, deed of trust or other material agreement or instrument to which it is a party or by which it or its property may be bound, except for defaults that have not had and would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.

               2.8 SUBSEQUENT EVENTS. Since September, 1998, (i) the Company has incurred no liability or obligation, contingent or otherwise, that taken as a whole, is material in the aggregate to the Company, except in the ordinary course of business, and (ii) there has been no material adverse change in the condition or results of operations, financial or otherwise, of the Company, taken as a whole.

               2.9  CONSENTS AND APPROVALS.   No consent, approval,
qualification, order or authorization of, or filing with, any local, state or federal governmental authority or any third party is required on the part of the Company in connection with the Company's valid execution, delivery or performance of this Agreement, or the offer, sale or issuance of the Shares by the Company, other than the filings that have been made prior to the Closing, except that any notices of sale required to be filed by the Company with the SEC under Regulation D of the 1933 Act, or such post-closing filings as may be required under applicable state securities laws, which will be timely filed within the applicable periods therefor.

               2.10 COMPLIANCE WITH LAWS AND COURT ORDERS. The Company is not in violation of any applicable law, rule, regulation, judgment, injunction, order or decree except for violations that have not had and would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.

               3. REPRESENTATIONS AND WARRANTIES OF INVESTOR. This Agreement is made with Investor in reliance upon the Investor's representation and warranties to the Company, which by such Investor's execution of this Agreement the Investor hereby confirms, that:

               3.1 ORGANIZATION AND EXISTENCE. Investor is a corporation duly incorporated, validly existing and in good standing under the laws of Delaware and has all corporate powers and all material governmental licenses, authorizations, permits, consents and approvals required to carry on its business as now conducted, except for those licenses, authorizations, permits, consents and approvals the absence of which would not, individually or in the aggregate, have a Material Adverse Effect.

               3.2 CORPORATE AUTHORIZATION. The execution, delivery and performance by Investor of this Agreement are within the corporate powers of Investor and have been duly authorized by all necessary corporate action on the part of Investor. This Agreement constitutes its valid and legally binding obligation, enforceable in accordance with its terms.

               3.3 PURCHASE ENTIRELY FOR OWN ACCOUNT. The Common Stock to be received by Investor will be acquired for investment for Investor's own account, not as a nominee or agent, and not with a view to the resale or distribution of any part thereof, and that Investor has no present intention of selling, granting any participation in, or otherwise distributing the same. By executing this Agreement, Investor further represents that Investor does not have any contract, undertaking, agreement or arrangement with any person to sell, transfer or grant participation to such person or to any third person, with respect to any of the Common Stock.

               3.4 CONFIDENTIALITY. Investor hereby represents, warrants and covenants that it shall maintain as confidential all information provided to it by the Company hereunder.

               3.5 RESTRICTED SECURITIES. Investor understands that the shares of Common Stock it is purchasing are characterized as "restricted securities" under the federal securities laws inasmuch as they are being acquired from the Company in a transaction not involving a public offering and that under such laws and applicable regulations such securities may be resold without registration under the 1933 Act only under certain limited circumstances. In this connection Investor represents that it is familiar with SEC Rule 144, as presently in effect, and understands the resale limitations imposed thereby and by the 1933 Act.

               3.6 LEGENDS. It is understood that the certificates evidencing the Common Stock may bear one or all of the following legends:

               (a) "These securities have not been registered under the Securities Act of 1933. They may not be sold, offered for sale, pledged or hypothecated in the absence of a registration statement in effect with respect to the securities under such Act or an opinion of counsel satisfactory to Vical Incorporated that such registration is not required or unless sold pursuant to Rule 144 of such Act."

               (b) If required by the authorities of any state in connection with the issuance or sale of the Common Stock the legend required by such state authority.

               3.7  REMOVAL OF LEGENDS.

               (a) Any legend endorsed on a certificate pursuant to Subsection 3.6(a) shall be removed (i) if the shares of Common Stock represented by such certificate shall have been resold under an effective registration statement under the 1933 Act or otherwise lawfully sold in a public transaction, (ii) if such shares may be transferred in compliance with Rule 144(k) promulgated under the 1933 Act, or (iii) if the holder of such shares shall have provided the Company with an opinion of counsel, in form and substance acceptable to the Company and its counsel, stating that a public sale, transfer or assignment of such shares may be made without registration.

               (b) Any legend endorsed on a certificate pursuant to Subsection 3.6(b) shall be removed if the Company receives an order of the appropriate state authority authorizing such removal or if the holder of such shares provides the Company with an opinion of counsel, in form and substance acceptable to the Company and its counsel, stating that such state legend may be removed.

               4. ADDITIONAL DELIVERIES TO INVESTOR AT CLOSING. The obligations of Investor under Subsection 1.1 of this Agreement are subject to the fulfillment on or before the Closing of each of the following conditions, the waiver of which shall not be effective if such Investor does not consent in writing thereto:

               4.1 COMPLIANCE CERTIFICATE. The President or a Vice President of the Company shall deliver to Investor at the Closing a certificate stating that there has been no material adverse change in the business, affairs, prospects, operations, properties, assets or condition of the Company since September 30, 1998 other than because of operating losses and changes in the ordinary course of business.

               4.2 SECRETARY'S CERTIFICATE. The Secretary of the Company shall deliver to Investor at the Closing a certificate certifying that attached thereto are true and complete copies of each of the following documents:

               (a) Restated Certificate of Incorporation as in effect on the Closing Date, of the Company;

               (b) Bylaws, as amended as in effect on the Closing Date, of the Company; and

               (c) Copies of the resolutions of the Company's Board of Directors authorizing the execution and delivery of this Agreement and the performance by the Company of the transactions contemplated herein.

               4.3 HSR ACT. If applicable, the waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, including any extensions of said waiting period, shall have expired and any investigations relating to the transactions contemplated herein that may have been opened by either the Department of Justice or the Federal Trade Commission (by means of a request for additional information or otherwise) shall have been terminated.

               5. REGISTRATION RIGHTS. The Company covenants and agrees as follows:

               5.1 CERTAIN ADDITIONAL DEFINITIONS. As used in this Agreement, the following capitalized terms shall have the following meanings:

               "PROSPECTUS" shall mean the prospectus included in any Registration Statement, as amended or supplemented by any prospectus supplement with respect to the terms of the offering of any portion of the Registrable Securities covered by such Registration Statement and by all other amendments and supplements to the prospectus, including post-effective amendments and all material incorporated by reference in such prospectus.

               "REGISTER," "REGISTERED" and "REGISTRATION" refer to a registration effected by preparing and filing a registration statement or similar document in compliance with the 1933 Act, and such registration statement or document becoming effective under the 1933 Act.

               "REGISTRABLE SECURITIES" shall mean (i) the Common Stock purchased by the Investor pursuant to this Agreement; and (ii) any Common Stock issued as (or issuable upon the conversion or exercise of any warrant, right or other security which is issued as) a dividend or other distribution with respect to, or in exchange for or in replacement of, such Common Stock.

               "REGISTRATION STATEMENT" shall mean any registration statement of the Company that covers any of the Registrable Securities pursuant to the provisions of this Agreement, including the Prospectus, amendments and supplements to such Registration Statement, including post-effective amendments, all exhibits and all material incorporated by reference in such Registration Statement.

               5.2 REGISTRATION. The Company will use its reasonable best efforts to effect a registration to permit the sale of the Registrable Securities as described below, and pursuant thereto the Company will:

               (a) prepare and file at such time as is mutually agreed upon by the Company and Investor, and use its reasonable best efforts to thereafter have declared effective by the SEC, a Registration Statement on Form S-3 (or if the use of Form S-3 or any successor form is unavailable, on another appropriate form, including but not limited to, Forms S-1, S-2 or their successor forms) relating to resale of all of the shares of the Registrable Securities and use its reasonable best efforts to cause such Registration Statement to remain continuously effective for a period which will terminate when all Registrable Securities covered by such Registration Statement, as amended from time to time, have been sold or when the Registrable Securities may be sold under Rule 144(k) under the 1933 Act;

               (b) prepare and file with the SEC such amendments and post-effective amendments to the Registration Statement and the Prospectus and supplements to the Prospectus as may be necessary to keep such Registration Statement effective for the period specified in Subsection 5.2(a) and to comply with the provisions of the 1933 Act and the 1934 Act with respect to the distribution of all Registrable Securities; provided, however, that with respect to Subsections 5.2(a) and 5.2(b), before filing a Registration Statement or Prospectus or any amendments or supplements thereto, the Company will furnish to the Investor copies of all such documents proposed to be filed, which documents will be subject to the review and comment of Investor's counsel;

               (c) notify Investor promptly, and confirm such notice in writing, (i) when the Prospectus or any supplement or post-effective amendment has been filed, and, with respect to the Registration Statement or any post-effective amendment, when the same has become effective, (ii) of any request by the SEC for amendments or supplements to the Registration Statement or Prospectus or for additional information, (iii) of the issuance by the SEC of any stop order suspending the effectiveness of the Registration Statement or the initiation of any proceedings for that purpose, and (iv) of the receipt by the Company of any notification with respect to the suspension of the qualification of the Registrable Securities for sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose;

               (d) make every reasonable effort to obtain the withdrawal of any order suspending the effectiveness of the Registration Statement at the earliest possible moment;

               (e) furnish to the Investor, without charge, at least one copy of the Registration Statement and any post-effective amendment thereto, including financial statements and schedules, all, upon a Investor's request, documents incorporated therein by reference and all exhibits thereto (including those incorporated by reference);

               (f) deliver to the Investor, without charge, as many copies of the Prospectus (including each preliminary prospectus) and any amendment or supplement thereto as it may reasonably request in order to facilitate the disposition of the Registrable Securities;

               (g) cause all Registrable Securities covered by the Registration Statement to be listed on each securities exchange or market on which similar securities issued by the Company are then listed, and if the securities are not so listed to use its reasonable best efforts promptly to cause all such securities to be listed on either the New York Stock Exchange, the American Stock Exchange or the Nasdaq National Market;

               (h) use reasonable best efforts to qualify or register the Registrable Securities for sale under (or obtain exemptions from the application of) the Blue Sky laws of such jurisdictions as are applicable. The Company shall not be required to qualify as a foreign corporation or to file a general consent to service of process in any such jurisdiction where it is not presently qualified or where it would be subject to general service of process or taxation as a foreign corporation in any jurisdiction where it is not now so subject;

               (i) otherwise use its reasonable best efforts to comply with all applicable rules and regulations of the SEC under the 1933 Act and the 1934 Act and take such other actions as may be reasonably necessary to facilitate the registration of the Registrable Securities hereunder and make available to its security holders, as soon as reasonably practicable, an earnings statement covering the period of at least twelve months beginning with the first day of the Company's first full calendar quarter after the effective date of the Registration Statement, which earnings statement will satisfy the provisions of Section 11(a) of the 1933 Act and Rule 158 thereunder;

               (j) notify the Investor, at any time when a Prospectus relating thereto is required to be delivered under the 1933 Act, of the happening of any event as a result of which the Prospectus included in such Registration Statement contains an untrue statement of a material fact or omits any fact necessary to make the statements therein not misleading, and, at the request of the Investor, the Company will prepare a supplement or amendment to such Prospectus so that, as thereafter delivered to the purchasers of such Registrable Securities, such Prospectus will not contain an untrue statement of a material fact or omit to state any fact necessary to make the statements therein not misleading;

               (k) provide a transfer agent and registrar for all such Registrable Securities not later than the effective date of such Registration Statement;

               (l) enter into such customary agreements (including underwriting agreements in customary form) and take all such other actions as the Investor, or the underwriter(s) or other Person(s) administering the offering, if any, reasonably request in order to expedite or facilitate the disposition of such Registrable Securities;

               (m) make available for inspection by the Investor, any underwriter or other Person participating in any disposition pursuant to such Registration Statement and any attorney, accountant or other agent retained by the Investor or underwriter, financial and other records, pertinent corporate documents and properties of the Company, and cause the Company's officers, directors, employees and independent accountants to supply all information reasonably requested by the Investor, underwriter, attorney, accountant or agent in connection with such Registration Statement;

               (n) if any such registration or comparable statement refers to the Investor by name or otherwise as the holder of any securities of the Company and if in its sole and exclusive judgment, the Investor is or might be deemed to be an underwriter or a controlling person of the Company, the Investor will have the right to require (i) the insertion therein of language, in form and substance satisfactory to the Investor and presented to the Company in writing, to the effect that the holding by the Investor of such securities is not to be construed as a recommendation by the Investor of the investment quality of the Company's securities covered thereby and that such holding does not imply that Investor will assist in meeting any future financial requirements of the Company, or (ii) in the event that such reference to the Investor by name or otherwise is not required by the 1933 Act or any similar federal statute then in force, the deletion of the reference to the Investor;

               (o) use its best efforts to cause such Registrable Securities covered by such Registration Statement to be registered with or approved by such other United States governmental agencies or authorities as may be necessary to enable the sellers thereof to consummate the disposition of such Registrable Securities; provided, however, that the Company shall not be required for any such purpose to qualify generally to do business as a foreign corporation in any jurisdiction where, but for the requirements of this Subsection 5.2(o), it would not be obligated to qualify or to consent to general service of process in any such jurisdiction;

               (p) furnish the Investor with a cold comfort letter from the Company's independent public accountants in customary form and covering such matters of the type customarily covered by cold comfort letters; and

               (q) furnish the Investor with opinions of counsel covering all such matters customarily covered regarding the registration of the Company's securities.

               Investor shall furnish to the Company such information regarding the distribution of such securities as the Company may from time to time reasonably request in writing.

               If at any time, the Company delivers a certificate in writing to the Investor, to the effect that a delay in the sale of Registrable Securities by the Investor under the Registration Statement is necessary because a sale pursuant to such Registration Statement in its then current form would reasonably be expected to constitute a violation of the federal securities laws the Investor shall agree not to sell or otherwise transfer such Registrable Securities for the period of time specified by the Company in its certificate. In no event shall such delay exceed ten (10) business days; PROVIDED, HOWEVER, that if, prior to the expiration of such ten (10) business day period, the Company delivers a certificate in writing to the Investor to the effect that a further delay in such sale beyond such ten (10) business day period is necessary because a sale pursuant to such

Registration Statement in its then current form would reasonably be expected to constitute a violation of the federal securities laws, the Company may refuse to permit the Investor to resell any Registrable Securities pursuant to such Registration Statement for an additional period not to exceed five (5) business days.

               5.3 REGISTRATION EXPENSES. All expenses incident to the Company's performance of or compliance with this Agreement, including without limitation all registration and filing fees, fees with respect to the filings required to be made with the National Association of Securities Dealers, Inc., fees and expenses of compliance with the securities or blue sky laws, printing expenses, messenger, telephone and delivery expenses, fees and disbursements of counsel for the Company, fees and disbursements of all independent certified public accountants of the Company, fees and expenses incurred in connection with the listing of the securities, rating agency fees and the fees and expenses of any person, including special experts, retained by the Company, will be borne by the Company, regardless of whether the Registration Statement becomes effective; provided, however, that the Company will not be required to pay discounts or commissions of underwriters, selling brokers, dealer managers or similar securities industry professionals relating to the distribution of the Registrable Securities or fees or disbursements of any counsel to the Investor.

               5.4 RULE 144. The Company covenants that it will file the reports required to be filed by it under the 1933 Act and the 1934 Act and the rules and regulations thereunder, and it will take such further action as the Investor may reasonably request, all to the extent required to enable Investor to sell Registrable Securities without registration under the 1933 Act in reliance on the exemption provided by Rule 144 or Rule 144A under the 1933 Act or any successor or similar rules or statues. Upon the request of the Investor, the Company will deliver to the Investor a written statement as to whether the Company has complied with such information and requirements.

               5.5 SELECTION OF UNDERWRITER. If the registration is for a registered public offering involving an underwriting, the Investor and the Company shall enter into an underwriting agreement in customary form with an underwriter or underwriters mutually agreed upon by the Investor and the Company; provided however, that the Investor will not be required to make any representations or warranties to the Company or to the underwriter(s) (other than representations and warranties regarding the Investor's intended method of distribution) or to undertake any indemnification obligations to the Company or the underwriter(s) with respect thereto except as otherwise provided in the Agreement.

               5.6  INDEMNIFICATION.

               (a) The Company will indemnify and hold harmless the Investor and each of its officers, directors and partners, and each person controlling such Investor, with respect to which such registration, qualification or compliance has been effected pursuant to this Agreement, and each underwriter, if any, and each person who controls any underwriter of the Registrable Securities held by or issuable to such Investor, against all claims, losses, expenses, damages and liabilities (or actions in respect thereto) arising out of or based on any untrue statement (or alleged untrue statement) of a material fact contained in any Prospectus, offering circular or other document (including any related Registration Statement, notification or the like) incident to any such registration, qualification or compliance, or based on any omission (or alleged omission) to state therein a material fact required to be stated therein or necessary to make the statement therein not misleading, or any violation or alleged violation by the Company of the 1933 Act, the 1934 Act and any state securities law or any rule or regulation promulgated under the 1933 Act, the 1934 Act or any state securities law and relating to action or inaction required of the Company in connection with any such registration, qualification or compliance, and will reimburse such Investor, each of its officers, directors and partners, and each person controlling such Investor, each such underwriter and each person who controls any such underwriter, within a reasonable amount of time after incurred, for any reasonable legal and any other expenses incurred by them in connection with investigating, defending or settling any such claim, loss, damage, liability or action; provided, however, that the indemnity agreement contained in this Subsection 5.6(a) shall not apply to amounts paid in settlement of any such claim, loss, damage, liability, or action if such settlement is effected without the consent of the Company (which consent shall not be unreasonably withheld); and provided further, that the Company will not be liable in any such case to the extent that any such claim, loss, damages or liability arises out of or is based on any untrue statement or omission based upon written information furnished to the Company by such Investor, controlling person or underwriter specifically for use therein.

               (b) The Investor will, if Registrable Securities held by or issuable to such Investor are included in the securities as to which such registration, qualification or compliance is being effected, indemnify and hold harmless the Company, each of its directors and officers, each underwriter, if any, of the Company's securities covered by such a Registration Statement, and each person who controls the Company within the meaning of the 1933 Act, against all claims, losses, expenses, damages and liabilities (or actions in respect thereof) arising out of or based on any untrue statement (or alleged untrue statement) of a material fact contained in any such Registration Statement, Prospectus, offering circular or other document, or any omission

(or alleged omission) to state therein a material fact required to be stated therein or necessary to make the statement therein not misleading, and will reimburse the Company, such director, officers, partners, persons or underwriters for any reasonable legal or any other expenses incurred in connection with investigating, defending or settling any such claim, loss, damages, liability or action, in each case to the extent, but only to the extent, that such untrue statement (or alleged untrue statement) or omission (or alleged omission) is made in such Registration Statement, Prospectus, offering circular or other document in reliance upon and in conformity with written information furnished to the Company by the Investor specifically for use therein; provided, however, that the indemnity agreement contained in this Subsection 5.6(b) shall not apply to amounts paid in settlement of any such claim, loss, damage, liability or action if such settlement is effected without the consent of the Investor (which consent shall not be unreasonably withheld); and provided further, that the total amount for which the Investor shall be liable under this Subsection 5.6(b) shall not in any event exceed the aggregate proceeds received by the Investor from the sale of Registrable Securities held by such Investor in such registration.

               (c) Each party entitled to indemnification under this Subsection 5.6 (the "Indemnified Party") shall give notice to the party required to provide indemnification (the "Indemnifying Party") promptly after such Indemnified Party has actual knowledge of any claim as to which indemnity may be sought, and shall permit the Indemnifying Party to assume the defense of any such claim or any litigation resulting therefrom; provided that counsel for the Indemnifying Party, who shall conduct the defense of such claim or litigation, shall be approved by the Indemnified Party (whose approval shall not be unreasonably withheld), and the Indemnified Party may participate in such defense at such party's expense; and provided further, that the failure of any Indemnified Party to give notice as provided herein shall not relieve the Indemnifying party of its obligations hereunder, unless such failure resulted in prejudice to the Indemnifying Party; and provided further, that an Indemnified Party shall have the right to retain separate counsel, with the fees and expenses to be paid by the Indemnifying Party, if representation of such Indemnified Party by the counsel retained by the Indemnifying Party would be inappropriate due to actual or potential differing interests between such Indemnified Party and any other party represented by such counsel in such proceeding. No Indemnifying Party, in the defense of any such claim or litigation, shall, except with the consent of each Indemnified Party, consent to entry of any judgment or enter into any settlement which does not include as an unconditional term thereof the giving by the claimant or plaintiff to such Indemnified Party of a release from all liability in respect to such claim or litigation.

               (d) The obligations of the Company and Investor under this Subsection 5.6 shall survive the completion of any offering of Registrable Securities in a Registration Statement under Section 5, and otherwise and will survive the transfer of the Registrable Securities.

               6.   MISCELLANEOUS.

               6.1 SUCCESSORS AND ASSIGNS. The terms and conditions of this Agreement shall inure to the benefit of and be binding upon the respective permitted successors and assigns of the parties. Nothing in this Agreement, express or implied, is intended to confer upon any party other than the parties hereto or their respective successors and assigns any rights, remedies, obligations, or liabilities under or by reason of this Agreement, except as expressly provided in this Agreement.

               6.2 GOVERNING LAW. This Agreement shall be governed by and construed under the laws of the State of California (irrespective of its choice of law principles).

               6.3 COUNTERPARTS. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

               6.4 TITLES AND SUBTITLES. The titles and subtitles used in this Agreement are used for convenience only and are not to be considered in construing or interpreting this Agreement.

               6.5 NOTICES. Unless otherwise provided, any notice required or permitted under this Agreement shall be given in writing and shall be deemed effectively given upon personal delivery to the party to be notified, or if sent by telex or telecopier, upon receipt of the correct answerback, or upon deposit with the United States Post Office, by registered or certified mail, or upon deposit with an overnight air courier, in each case postage prepaid and addressed to the party to be notified at the address as follows, or at such other address as such party may designate by ten days' advance written notice to the other party:

                      If to the Company:

                      Vical Incorporated
                      9373 Towne Centre Drive
                      Suite 100
                      San Diego, CA 92121
                      Attn: Secretary
                      Fax:  (619) 646-1150
                      Phone:  (619) 453-9900
                           with a copy to:

                      Pillsbury Madison & Sutro LLP
                      P.O. Box 7880
                      San Francisco, CA 94104
                      Attn:  Thomas E. Sparks, Jr.
                      Fax:  (415) 983-1200
                      Phone:  (415) 983-1000

                      If to the Investor:

                      Pfizer Inc
                      Groton Plant and Research Center
                      Eastern Point Road
                      Groton, CT 06340-5146
                      Attn: Mark DellaPorta
                      Fax:  (860) 441-1738
                      Phone:  (860) 441-1991

               6.6 FINDERS' FEE. Each party represents that it neither is nor will be obligated for any finders' fee or commission in connection with this transaction. Investor agrees to indemnify and hold harmless the Company from any liability for any commission or compensation in the nature of a finders' fee (and the costs and expenses of defending against such liability or asserted liability) for which the Investor or any of its officers, partners, employees or representatives is responsible.

               The Company agrees to indemnify and hold harmless Investor from any liability for any commission or compensation in the nature of a finders' fee (and the costs and expenses of defending against such liability or asserted liability) for which the Company or any of its officers, employees or representatives is responsible.

               6.7 EXPENSES. The Company and the Investor shall pay their respective costs and expenses incurred with respect to the negotiation, execution, delivery and performance of this Agreement.

               6.8 AMENDMENTS AND WAIVERS. Any term of this Agreement may be amended and the observance of any term of this Agreement may be waived (either generally or in a particular instance and either retroactively or prospectively), only with the written consent of the Company and the Investor. Any amendment or waiver effected in accordance with this paragraph shall be binding upon each holder of any securities purchased under this Agreement at the time outstanding, each future holder of all such securities, and the Company.

               6.9 SEVERABILITY. If one or more provisions of this Agreement are held to be unenforceable under applicable law, such provision shall be excluded from this Agreement and the balance of this Agreement shall be interpreted as if such provision were so excluded and shall be enforceable in accordance with its terms.

               6.10 ENTIRE AGREEMENT. This Agreement constitutes the entire agreement between the parties with respect to the subject matter hereof and supersedes all prior agreements and understandings, both oral and written, between the parties with respect to the subject matter hereof. No representation, inducement, promise, understanding, condition or warranty not set forth herein has been made or relied upon by either party hereto. Neither this Agreement nor any provision hereof is intended to confer upon any Person other than the parties hereto any rights or remedies hereunder.

               6.11 OTHER AGREEMENTS. The Company will not enter into any other agreement with respect to its securities which violates the rights granted to the Investor in this Agreement.

               IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.

                                        VICAL INCORPORATED

                                        By /s/ ALAIN B. SCHREIBER
                                           ----------------------------------
                                               Alain B. Schreiber, M.D.

                                        Title  President & C.E.O.
                                               ------------------------------


                                        PFIZER INC

                                        By /s/ GEORGE A. MILNE
                                           ----------------------------------
                                               George A. Milne, Ph.D.

                                        Title  President, Central Research
                                               ------------------------------